UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2007 (March 14, 2007)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2007, the New York Stock Exchange (the “NYSE”) filed a Form 25 with the Securities and Exchange Commission (“SEC”), notifying the SEC of its intention to remove the Class B Common Stock (the “Common Stock”) of R&G Financial Corporation (the “Company”) from listing and registration on the NYSE at the opening of business on March 26, 2007, pursuant to the provisions of SEC Rule 12d2-2 (b). The Company is not a candidate for continued trading under Sections 203.01 and 802.01E of the NYSE Listed Company Manual, since the Company previously announced that it believes that the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 will be filed after the April 3, 2007 deadline imposed by the NYSE.

As previously disclosed, the Company’s Common Stock was suspended from trading on the NYSE prior to the NYSE’s opening on February 22, 2007, and became eligible for quotation and has been quoted on the Pink Sheets under the trading symbol “RGFC” since February 22, 2007. The Pink Sheets is an electronic quotation service for securities traded over-the-counter. Information about the Pink Sheets can be found at www.pinksheets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: March 15, 2007
	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer